UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 21, 2015

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri	1-6089	44-0607856
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105

(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 21, 2015, Block Financial LLC (“Block Financial”), a wholly-owned subsidiary of H&R Block, Inc. (the “Company”), entered into a new five-year, $2.0 billion Credit and Guarantee Agreement (the “2015 Credit Facility”), among Block Financial, as the borrower, the Company, as the guarantor, the lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as the administrative agent.

The 2015 Credit Facility provides for an unsecured senior revolving credit facility in the aggregate principal amount of $2.0 billion, which includes a $200.0 million sublimit for swingline loans and a $100.0 million sublimit for standby letters of credit. Block Financial may request increases in the aggregate principal amount of the revolving credit facility of up to $500.0 million, subject to obtaining commitments from lenders therefor and meeting certain other conditions. Payments under the 2015 Credit Facility are guaranteed by the Company. Proceeds under the 2015 Credit Facility may be used for working capital needs or for other general corporate purposes. Block Financial had no outstanding balance under the 2015 Credit Facility as of September 21, 2015; however, Block Financial intends to borrow amounts under the 2015 Credit Facility from time to time in the future, rather than issuing commercial paper, to support the Company’s working capital needs or for other general corporate purposes.

The 2015 Credit Facility will mature on September 21, 2020, unless extended pursuant to the terms of the 2015 Credit Facility, at which time all outstanding amounts thereunder will be due and payable.

The 2015 Credit Facility bears interest at an annual rate of LIBOR plus an applicable margin ranging from 0.850% to 1.300% or prime plus an applicable rate ranging from 0% to 0.300% (in each case, depending on the type of borrowing and the Company’s then current credit ratings) and includes an annual facility fee ranging from 0.150% to 0.450% of the committed amounts (depending on the Company’s then current credit ratings).

The 2015 Credit Facility contains customary representations and warranties by the Company and Block Financial, certain of which include materiality, material adverse effect and knowledge qualifiers. The 2015 Credit Facility also contains: (i) reporting covenants; (ii) affirmative covenants requiring the Company and Block Financial to preserve their existence and conduct of business, pay taxes, maintain their properties and insurance, maintain their books and records, provide inspection rights, comply with law and use the proceeds from the 2015 Credit Facility as described above; and (iii) negative covenants restricting the ability of the Company and Block Financial to incur indebtedness and liens, merge or consolidate with other companies, sell or dispose of property or assets, engage in transactions with affiliates or enter into certain restrictive agreements. In addition, the 2015 Credit Facility contains financial covenants consisting of: (i) a covenant requiring the Company to maintain a debt-to-EBITDA ratio calculated on a consolidated basis of no greater than (A) 3.50 to 1.00 as of the last day of each fiscal quarter ending on April 30, July 31 and October 31 of each year and (B) 4.50 to 1.00 as of the last day of the fiscal quarter ending on January 31 of each year; and (ii) a covenant requiring the Company to maintain an interest coverage (EBITDA-to-interest expense) ratio calculated on a consolidated basis of not less than 2.50 to 1.00 as of the last day of any fiscal quarter. Block Financial may, at its election, include the net proceeds of certain sales of the Company’s equity interests in its calculation of EBITDA for purposes of complying with the foregoing financial covenants, subject to certain limitations and conditions.

The 2015 Credit Facility includes customary events of default, including: (i) non-payment of principal, interest, fees or other amounts; (ii) any representation or warranty proving to have been incorrect in any material respect when made or confirmed; (iii) failure to perform or observe covenants set forth in the 2015 Credit Facility within a specified period of time (if applicable) after such failure; (iv) payment default and cross-acceleration to other material indebtedness; (v) certain bankruptcy and insolvency proceedings; (vi) inability to pay debts generally; (vii) material judgments; (viii) ERISA defaults; (ix) changes of control; and (ix) invalidity of the Company’s guarantee. If an event of default by the Company or Block Financial under the 2015 Credit Facility occurs and is continuing, the administrative agent (i) may, with the consent of the required lenders, or (ii) shall, at the request of the required lenders, terminate the 2015 Credit Facility and declare the loans then outstanding, together with any accrued interest thereon and all fees and other obligations of the Company and Block Financial thereunder, to be immediately due and payable.

The foregoing description of the 2015 Credit Facility does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the 2015 Credit Facility, as executed by the parties thereto, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

1.02.	Termination of a Material Definitive Agreement.

In conjunction with entering into the 2015 Credit Facility described in Item 1.01 above, Block Financial and the Company terminated their previous Credit and Guarantee Agreement, dated as of August 17, 2012, by and among Block Financial, as the borrower, the Company, as the guarantor, the lenders party thereto, and JPMorgan Chase Bank, N.A., as the administrative agent. A description of the terms of the previous credit agreement is set forth under Note 10 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2015 filed with the Securities and Exchange Commission (“SEC”) and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On September 21, 2015, the Company issued a press release announcing that the Company and Block Financial entered into the 2015 Credit Facility described in Item 1 above. The Company’s press release is attached as Exhibit (a)(5)(D) to Amendment No. 2 to the Company’s Tender Offer Statement on Schedule TO filed with the SEC on the date hereof.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Credit and Guarantee Agreement dated September 21, 2015, by and among Block Financial LLC, H&R Block, Inc., the lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date: September 21, 2015	By:	/s/ Scott W. Andreasen
Scott W. Andreasen
Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit and Guarantee Agreement dated September 21, 2015, by and among Block Financial LLC, H&R Block, Inc., the lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent.